THE LEBRECHT GROUP

A PROFESSIONAL LAW CORPORATION

Brian A. Lebrecht, Esq. *                                                                                                                                                                                                       Craig V. Butler, Esq. **

 Admitted in California and Utah*

Admitted only in California**

July 27, 2010

National Automation Services, Inc.

2470 Saint Rose Parkway, Suite 314

Henderson, Nevada  89074

Re:

National Automation Services, Inc. Registration Statement on Form S-1 for of an offering by certain of the Company’s shareholders of up to 70,096,598 shares of common stock

Ladies and Gentlemen:

We have acted as counsel to National Automation Services, Inc., a Nevada corporation (the “Company”), in connection with the proposed offering by certain of the Company’s shareholders of up to 70,096,598 shares of the Company’s common stock, consisting of (i) 50,126,009 shares, representing 47.1% of our current outstanding common stock, for sale by 171 of the Company’s existing shareholders of record, (ii) 1,470,589 shares for sale by Ascendiant Capital Group, LLC, and (iii) up to 18,500,000 shares of common stock to be sold to Ascendiant Capital Group, LLC under a Securities Purchase Agreement dated April 7, 2010 (together the “Securities”) pursuant to the Company's Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the offer, issuance and sale of the Securities.  Based on such review, we are of the opinion that the Securities have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and

IRVINE OFFICE:                                                                                                                   SALT LAKE CITY OFFICE:

9900 RESEARCH DRIVE                                                                                        406 W. SOUTH JORDAN PARKWAY

IRVINE                                                                                                                                                                   SUITE 160

CALIFORNIA • 92618                                                                                                                                SOUTH JORDAN

                                                                                                                                                                            UTAH • 84095

(949) 635-1240 • FAX  (949) 635-1244     www.thelebrechtgroup.com                 (801) 983-4948 • FAX  (801) 983-4958

National Automation Services, Inc.

July 27, 2010

regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Sincerely,

/s/ The Lebrecht Group, APLC

The Lebrecht Group, APLC